As filed with the Securities and Exchange Commission on September 13, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0996152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15015 Avenue of Science San Diego, California (858) 676-2277	92128
(Address of principal executive offices)	(Zip Code)

St. Bernard Software, Inc. 2005 Stock Option Plan, as amended

(Full title of the plan)

Bradford Weller, Esq.

General Counsel

15015 Avenue of Science

San Diego, California

(Name and address of agent for service)

(858) 676-2277

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock ($0.001 par value per share)	1,000,000	$0.8675	(2)	$867,500	(2)	$26.64

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $0.8675, the average of the high and low sales prices of Registrant’s Common Stock on September 11, 2007, as reported on the OTC Bulletin Board.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional securities of the same class as other securities for which an effective Registration Statement on Form S-8, relating to the St. Bernard Software, Inc. 2005 Stock Option Plan (the “Plan”), has been filed. The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 28, 2006 (No. 333-139703), are incorporated herein by reference and made a part hereof.

The Registrant is filing this Registration Statement to register an additional 1,000,000 shares of Common Stock recently authorized for issuance pursuant to the Plan. The increase in shares authorized for issuance pursuant to the Plan was recently approved by the Registrant’s Board of Directors and was also approved by the Registrant’s stockholders at the Registrant’s annual stockholders’ meeting on June 14, 2007. The current as-amended version of the Plan is filed as Exhibit 99.1 to this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and incorporated by reference in the Section 10(a) prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to St. Bernard Software, Inc., 15015 Avenue of Science, San Diego, California, Attention: Bradford Weller; telephone: (858) 676-2277.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Commission:

(1)	The Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the SEC on April 2, 2007.

(2)	The Company’s Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2007 and the quarter ender June 30, 2007.

(3)	The Company’s Current Reports on Form 8-K and Form 8-K/A filed with the Commission on January 9, 2007, February 2, 2007 (two reports), February 22, 2007, April 5, 2007, April 16, 2007, May 15, 2007, May 23, 2007, August 14, 2007, August 17, 2007 and August 29, 2007.

(4)	The description of the Common Stock included in the section entitled “Description of Securities” in the Registration Statement on Form S-1 (No. 333-114861), as amended, initially filed with the Commission on April 26, 2004.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interest of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Under Delaware law, a corporation may generally indemnify directors, officers, employees and agents in connection with any proceeding (other than an action by or in the right of the corporation) for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and with respect to any criminal proceeding, if they had no reasonable cause to believe that their conduct was unlawful. In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

The Company’s bylaws provide that the Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was servicing at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Company’s bylaws further provide that any indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by stockholders.

The Company’s bylaws further provide that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Company’s bylaws.

The Company’s bylaws and certificate of incorporation provide that no director or officer of the Company shall be personally liable to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director or officer. However, liability of an officer or director shall not be limited (i) for any breach of the director’s or the officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The Company’s certificate of incorporation further provides that the Company, to the fullest extent permitted by Section 145 of the DGCL, shall indemnify all persons whom it may indemnify pursuant thereto.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

The following documents are filed as a part of this Registration Statement.

Exhibit	Description of Exhibit
4.1	Specimen Unit Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.2	Specimen Common Stock Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2007).

4.3	Specimen Warrant Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.4	Unit Purchase Option No. UPO-2 dated July 30, 2004, granted to Newbridge Securities Corporation (incorporated herein by reference to Exhibit 4.4.1 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.5	Unit Purchase Option No. UPO-3 dated July 30, 2004, granted to James E. Hosch (incorporated herein by reference to Exhibit 4.4.2 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.6	Unit Purchase Option No. UPO-4 dated July 30, 2004, granted to Maxim Group, LLC (incorporated herein by reference to Exhibit 4.4.3 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.7	Unit Purchase Option No. UPO-5 dated July 30, 2004, granted to Broadband Capital Management, LLC (incorporated herein by reference to Exhibit 4.4.4 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.8	Unit Purchase Option No. UPO-6 dated July 30, 2004, granted to I-Bankers Securities Incorporated (incorporated herein by reference to Exhibit 4.4.5 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.9	Warrant Agreement dated July 27, 2004 between American Stock Transfer and Trust Company and St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.10	Warrant Agreement dated May 16, 2007 between Silicon Valley Bank and St. Bernard Software, Inc. (incorporated herein by reference to Exhibit 4.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2007).

*5.1	Opinion of Cooley Godward Kronish LLP.

*23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this Registration Statement).

*23.2	Consent of Mayer Hoffman McCann P.C.

*24.1	Power of Attorney (included with signature page of this Registration Statement).

*99.1	St. Bernard Software, Inc. 2005 Stock Option Plan, as amended.

*	Filed herewith

Item 9.	Undertakings

(a)    The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,

officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 13, 2007.

ST. BERNARD SOFTWARE, INC.

By:	/s/ Vince Rossi
Name:	Vince Rossi
Title:	Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Bradford Weller and Alfred F. Riedler and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

/s/ Vince Rossi	Director and	September 13, 2007
Vince Rossi	Chief Executive Officer
(Principal Executive Officer)

/s/ Alfred F. Riedler	Chief Financial Officer	September 13, 2007
Alfred F. Riedler	(Principal Financial and
Accounting Officer)

/s/ Humphrey P. Polanen	Director and Chairman of the Board	September 13, 2007
Humphrey P. Polanen

/s/ Bart A.M. van Hedel	Director	September 13, 2007
Bart A.M. van Hedel

/s/ Scott R. Broomfield	Director	September 13, 2007
Scott R. Broomfield

/s/ Louis E. Ryan	Director	September 13, 2007
Louis E. Ryan

/s/ Mel S. Lavitt	Director	September 13, 2007
Mel S. Lavitt

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
4.1	Specimen Unit Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.2	Specimen Common Stock Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2007).

4.3	Specimen Warrant Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.4	Unit Purchase Option No. UPO-2 dated July 30, 2004, granted to Newbridge Securities Corporation (incorporated herein by reference to Exhibit 4.4.1 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.5	Unit Purchase Option No. UPO-3 dated July 30, 2004, granted to James E. Hosch (incorporated herein by reference to Exhibit 4.4.2 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.6	Unit Purchase Option No. UPO-4 dated July 30, 2004, granted to Maxim Group, LLC (incorporated herein by reference to Exhibit 4.4.3 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.7	Unit Purchase Option No. UPO-5 dated July 30, 2004, granted to Broadband Capital Management, LLC (incorporated herein by reference to Exhibit 4.4.4 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.8	Unit Purchase Option No. UPO-6 dated July 30, 2004, granted to I-Bankers Securities Incorporated (incorporated herein by reference to Exhibit 4.4.5 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.9	Warrant Agreement dated July 27, 2004 between American Stock Transfer and Trust Company and St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.10	Warrant Agreement dated May 16, 2007 between Silicon Valley Bank and St. Bernard Software, Inc. (incorporated herein by reference to Exhibit 4.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2007).

*5.1	Opinion of Cooley Godward Kronish LLP.

*23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this Registration Statement).

*23.2	Consent of Mayer Hoffman McCann P.C.

*24.1	Power of Attorney (included with signature page of this Registration Statement).

*99.1	St. Bernard Software, Inc. 2005 Stock Option Plan, as amended.

*	Filed herewith